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Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 31, 2006 except as to Note 21, for which the date is March 15, 2007, and our report dated May 15, 2006 except as to Note 21, for which the date is March 15, 2007, relating to the consolidated financial statements of EXCO Resources, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas November 19, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM